                                                                      EXHIBIT 12



                       TEMPLE-INLAND INC. (PARENT COMPANY)

               COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                         PRO                               ACTUAL
                                                        FORMA     --------------------------------------------------------
For the year (dollars in millions)                      2001        2001        2000        1999        1998        1997
                                                                  --------    --------    --------    --------    --------

Ratio of Earnings to Fixed Charges:
  Earnings:
  Pre-tax income from continuing operations           $    180    $    177    $    320    $    306    $    158    $    108
  Less: Financial services pre-tax income                 (184)       (184)       (189)       (138)       (154)       (132)
        Equity method investees pre-tax income              (3)         (3)         (9)         (9)         (4)         (1)
        Capitalized interest                                (5)         (4)         (4)         (2)         (1)         (2)
  Add:  Dividends from Financial Services                  124         124         110          70          44         275
        Fixed charges from below                           169         109         116         102          84          88
        Dividends from equity method investees              --          --          14           1           2          --
        Amortization of capitalized interest                 4           4           5           6           6           5
                                                      --------    --------    --------    --------    --------    --------
  Total earnings                                      $    285    $    223    $    363    $    336    $    135    $    341
                                                      ========    ========    ========    ========    ========    ========

  Fixed Charges:
   Interest expense - Parent company                  $    154    $     98    $    105    $     95    $     78    $     82
   Capitalized interest                                      5           4           4           2           1           2
   Interest portion of rental expense                       10           7           7           5           5           4
                                                      --------    --------    --------    --------    --------    --------
  Total fixed charges                                 $    169    $    109    $    116    $    102    $     84    $     88
                                                      ========    ========    ========    ========    ========    ========
  Ratio of earnings to fixed charges:
  Actual                                                             2.05x       3.13x       3.29x       1.61x       3.88x
                                                                  ========    ========    ========    ========    ========

Supplemental Pro Forma - Acquisition(1)                  1.69x
                                                      ========


    (1) Includes the effect of acquisition of Gaylord Container Corporation.

                        TEMPLE-INLAND INC. (CONSOLIDATED)

                         INCLUDING INTEREST ON DEPOSITS

               COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                      PRO                                ACTUAL
                                                     FORMA     --------------------------------------------------------
For the year  (dollars in millions)                  2001        2001        2000        1999        1998        1997
                                                               --------    --------    --------    --------    --------

Ratio of Earnings to Fixed Charges:
  Earnings:
  Pre-tax income from continuing operations        $    180    $    177    $    320    $    306    $    158    $    108
  Less: Capitalized interest                             (7)         (6)         (7)         (5)         (5)         (4)
        Equity method investees pre-tax income           (3)         (3)         (9)         (9)         (4)         (1)
  Add:  Fixed charges from below                        769         709         839         662         601         590
        Dividends from equity method investees           --          --          14           1           2          --
        Amortization of capitalized interest              6           6           7           8           8           7
                                                   --------    --------    --------    --------    --------    --------
Total earnings                                     $    945    $    883    $  1,164    $    963    $    760    $    700
                                                   ========    ========    ========    ========    ========    ========

Fixed Charges:
  Interest expense                                 $    154    $     98    $    105    $     95    $     78    $     82
  Interest on borrowings - Financial Services           176         176         207         158         137         157
  Interest on deposits - Financial Services             399         399         493         379         357         331
  Subsidiary preferred stock dividend
    requirements                                         20          20          18          15          14           7
  Capitalized interest                                    7           6           7           8           8           7
  Interest portion of rental expense                     13          10           9           7           7           6
                                                   --------    --------    --------    --------    --------    --------
Total fixed charges                                $    769    $    709    $    839    $    662    $    601    $    590
                                                   ========    ========    ========    ========    ========    ========

Ratio of earnings to fixed charges:
Actual                                                            1.25x       1.39x       1.45x       1.26x       1.19x
                                                               ========    ========    ========    ========    ========

Supplemental Pro Forma  - Acquisition(1)              1.23x
                                                   ========


    (1) Includes the effect of acquisition of Gaylord Container Corporation.

                        TEMPLE-INLAND INC. (CONSOLIDATED)

                         EXCLUDING INTEREST ON DEPOSITS

               COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                     PRO                               ACTUAL
                                                    FORMA     --------------------------------------------------------
For the year (dollars in millions)                  2001        2001        2000        1999        1998        1997
                                                              --------    --------    --------    --------    --------

Ratio of Earnings to Fixed Charges:
  Earnings:
  Pre-tax income from continuing operations       $    180    $    177    $    320    $    306    $    158    $    108
  Less: Capitalized interest                            (7)         (6)         (7)         (5)         (5)         (4)
        Equity method investees pre-tax income          (3)         (3)         (9)         (9)         (4)         (1)
  Add:  Fixed charges from below                       370         310         346         283         244         259
        Dividends from equity method investees          --          --          14           1           2          --
        Amortization of capitalized interest             6           6           7           8           8           7
                                                  --------    --------    --------    --------    --------    --------
Total earnings                                    $    546    $    484    $    671    $    584    $    403    $    369
                                                  ========    ========    ========    ========    ========    ========

Fixed Charges:
  Interest expense - Parent company               $    154    $     98    $    105    $     95    $     78    $     82
  Interest on borrowings - Financial Services          176         176         207         158         137         157
  Subsidiary preferred stock dividends                  20          20          18          15          14           7
  Capitalized interest                                   7           6           7           8           8           7
  Interest portion of rental expense                    13          10           9           7           7           6
                                                  --------    --------    --------    --------    --------    --------
Total fixed charges                               $    370    $    310    $    346    $    283    $    244    $    259
                                                  ========    ========    ========    ========    ========    ========
Ratio of earnings to fixed charges:
Actual                                                           1.56x       1.94x       2.06x       1.65x       1.42x
                                                              ========    ========    ========    ========    ========
Supplemental Pro Forma - Acquisition(1)              1.48x
                                                  ========


    (1) Includes the effect of acquisition of Gaylord Container Corporation.